[CIK]    0000914670
[NAME]   CORRECTIONAL SERVICES CORPORATION


(ONE OF THREE DOCUMENTS)

                           COMMONWEALTH OF PUERTO RICO
                      JUVENILE INSTITUTIONS ADMINISTRATION
                              SAN JUAN, PUERTO RICO

                    METROPOLITAN JUVENILE TREATMENT CENTER

                                     APPEAR

     PARTY OF THE FIRST PART: The JUVENILE INSTITUTIONS ADMINISTRATION, represented in this agreement, under the power vested by the Act of August 5, 1988, No. 154, known as the "Organic Act of Juvenile Institutions
Administration', by its Administrator, Miguel Angel Rivera, of legal age, married and resident of Trujillo Alto, Puerto Rico, hereinafter referred to as the ADMINISTRATOR or AIJ, the acronym for the agency's name in Spanish.

     PARTY OF THE SECOND PART: CSC Management de Puerto Rico, tax identification number 66-0548275, represented in this act by James F. Slattery, President and CEO, married and resident of Florida, hereinafter referred to as CONTRACTOR.

     BOTH PARTIES assure that they have the necessary legal capacity to execute this contract; wherefore they freely and voluntarily:

                                 STATE, THAT

     INASMUCH AS: The Juvenile Institutions Administration (AU) is vested with the authority to make placements in secure residential treatment programs pursuant to Commonwealth of Puerto Rico Public Law 154 of August 5, 1988 and funds have been budgeted, appropriated and made available to fund this program, and the Contractor has the special knowledge, expertise and skill for operating secure residential treatment programs for delinquent youths, the parties

                                    AGREE
To the following,

                           CLAUSES AND CONDITIONS

     FIRST: Statement of Work; The Contractor shall provide a secure residential treatment program at the Metropolitan Juvenile Treatment Center in Bayamon and shall provide youths, placed by the Administrator, appropriate supervision, care, education, training, treatment and rehabilitation.

     The above services shall be provided in accordance with the program description as set forth in Exhibit A (Revised Contractor's Proposal), incorporated herein by reference, together with the Administrator 's Program requirements.

     The program shall be in operation twenty-four (24) hours a day, seven (7) days per week, and shall provide staff-to-client ratios as specified in Exhibit A, and in accordance with the federal guides established in the settlement stipulation in Civil Case No. 94-2080 (U.S. v. Commonwealth) (USDC-PR), hereafter, Civil Case No. 94-2080.

     This contract between the two parties is for a secure residential treatment program for youth placed by the Administrator with an average of 141 youths per day being served by the Contractor during the contract period of five years.

     SECOND: Applicable Ordinances and Standards: The Contractor shall provide and maintain a facility and program that will satisfy all applicable ordinances and standards, and shall fully comply with the appropriate Commonwealth of Puerto Rico licensing requirements. It will also comply with the standards agreed in the settlement stipulations in Civil Case No. 94-2080 supervised by the Federal Monitor as specified in Exhibit "B", as well as the standards set by the American Correctional Association.

     THIRD: Commencement : The Contractor shall commence operations the date Administrator and Contractor agree the contractor complies with all Request For Proposal with Addendum # 98-021 governmental and legal requirements in Exhibit "C". These include among others: Workmen's Compensation, unemployment and Disability Insurance, Health Certificates for Kitchen Workers.

     FOURTH: Health Care Services: The Contractor shall be responsible for provisions of all on-site and off-site health care services and shall be responsible for all costs for such services. Health care services shall be defined as physician health care, mental health care, and dental health care. Health care services shall be delivered in accordance with Administrator Policies and Procedures, and in accordance with stipulations set forth in the Settlement Agreement in Civil Case No. 94-2080. Services shall include, but are not limited to: on-site nursing staff with at least one registered nurse; routine on-site sick call by a licensed physician; provision for routine and emergency mental health evaluation and treatment by licensed professionals; provision for routine and emergency dental health treatment by licensed dentists; provision of a licensed dietitian; provision for off-site specialty consultations and hospitalizations, both routine and emergency; provision of all ancillary services, to include radiology, laboratory, and pharmaceuticals; and provisions of paramedic/ambulance services. All such services whether performed on site or off site shall be delivered by professionals licensed by the Commonwealth of Puerto Rico and who have specific knowledge of the care of adolescents.

     FIFTH: Transportation: The Contractor shall provide for transportation of youths from the Administrator's detention centers to the program at the time of placement and provide all subsequent transportation to court hearings, and to any locale necessary to provide specialized services required by the youth's treatment plan. In addition, if a juvenile must be transferred to an outside medical facility, the Contractor shall provide security for any juvenile temporarily placed in a hospital or other medical facility.

     SIXTH: Special Education: The Contractor shall maintain procedures in accordance with Federal and Commonwealth of Puerto Rico statutes and regulations governing special education and in compliance with procedures established by the Education Department of Puerto Rico Such procedures shall include an individual staffing on each student placed to determine the need for special education services. Costs related to student staffing, the implementation of the Individualized Education Plan (IEP) and the special education needs of the offender are the responsibility of the Contractor. The Administrator agrees that the ratio of special education youths to the general population of the facility will be similar to that of other treatment facilities in Puerto Rico

     SEVENTH: Client Information: The Contractor agrees to provide all client information requested by the Administrator and shall submit to the Administrator adjustment and progress reports, which include but are not limited to: progress reports, a summary release report including educational transcripts, medical reports, statistical reports, case management data, and other reports documenting the types of services provided all clients served by the program. All records and information maintained by the Contractor pertaining to a placed client shall remain confidential and shall not be released to anyone other than the person in interest of the Commonwealth of Puerto Rico without specific order of the court with proper jurisdiction. Prior to the release of any information of record, the Contractor shall notify the Administrator.

     EIGHTH: Client File: The Contractor shall maintain an individual file for each client participating in the Contractor's program and shall allow the Administrator to review all information, data, and reports relating to any client when requested to do so.

     NINTH: Inspection: The Contractor shall allow the Administrator to inspect the facility provided by the Contractor to determine the conditions under which the clients are housed and to audit and monitor the Contractor's operations, services, and conditions of confinement on a regular basis.

     TENTH: Policies and Procedure Manual: The Contractor shall develop in writing and implement appropriate policies and procedures manual for institutional care in both English and Spanish, within 90 days of the signing of this contract. Administrator shall approve these policies and procedures manual.

     ELEVENTH: Billing: The Administrator shall establish billing procedures based on the guaranteed per diem and for actual bed occupancy in excess of the guaranteed per diem. Submission of monthly or bi-weekly billing expenditures to the Administrator shall be on forms prescribed by the Administrator, in accordance with encumbered funds. The amount of funds allocated to each line item of the budget may be reallocated upon written request of the Contractor and the subsequent written approval of the Administrator, subject to the limitation of provision I.O., below.

    TWELFTH: Guarantee: Administrator guarantees to the Contractor a minimum daily bed occupancy of 75% of 96 beds in Phase I;75% of 95 beds in Phase II; 75% of 94 beds in Phase III and when all construction has been completed, 75% of 141 beds. Payment exceeding the guaranteed 75% bed occupancy will be made at earned in whole or in part and will be made as earned.

     THIRTEENTH: Request for Payment: Either monthly or bi-weekly, the Contractor shall submit a request for payment for beds used by the Administrator during the month at a rate of $106.93 per secure residential bed-day for the first year; $110.66 per secure residential bed day for the second year; $115.08 per secure residential bed day for the third year; $
119.10 per secure residential bed day for the fourth year, and $ 122.87 per secure residential bed day for the fifth year. All payment requests shall be submitted to and approved by the office of the Administrator of AIJ or its representative.

     FOURTEENTH: Immediate termination by Administrator: This contract is subject to immediate termination by the Administrator in the event that the Administrator determines that the health, safety, or welfare of persons receiving services may be in jeopardy due to Contractor's negligence or willful misconduct. Additionally, the Administrator may immediately terminate this contract upon verifying that the Contractor has knowingly engaged in or is about to participate in fraudulent acts.

     FIFTEENTH: Accounting Procedures and Permits: The Contractor shall adhere to written accounting procedures established by the Administrator. The Contractor shall provide in advance a copy of the plans and copies of all the necessary permits required for commencement of construction.

     SIXTEENTH: Term of Agreement and Renewal: The term of this Agreement is for five years to be renewed for an additional five-year term by Administrator's decision, contingent upon the availability of funds. The terms of this contract are to be revised every year. The Parties agree that this contract shall terminate automatically if in the next fiscal year there are insufficient government funds to make the payments for the services. The Administrator shall give Contractor prompt written notice of any anticipated insufficiency of funds. For the purposes of this contract a fiscal year will be from July 1 to June 30. The payment will be disbursed from the account number 98-111-072-03-081 in the term of this fiscal year (February, 1998 to June 30, 1998). The total amount in this fiscal year will be one million five thousand thirty nine seven hundred ninety two dollars ( $ 1,539,792.00).

     SEVENTEENTH: Termination for cause by the Administrator: The Administrator may terminate the contract for cause without compensation for termination costs. Prior to termination, the Administrator will notify an intention to terminate the contract for cause, by giving ninety- (90) day written notice to the Contractor. The notice will state the reasons for cancellation, procedures to correct problems, if any, and the dates the contract will be terminated in the event problems have not been corrected. Notification will also be given to the Performance Bond Agency.

     EIGHTEENTH: Non-cause Termination: After the first two years the Administrator may decide to issue a no-cause cancellation notice to the Contractor; at which time the ninety (90) day transition plan, shall take effect. In the event of termination, the Administrator's liability for payments to the Contractor will be limited to services provided prior to the date of cancellation per notice of termination. All services/materials paid for under this contract will become the property of the Administrator.

     NINETEENTH: Notice and Representatives:

     Representatives:

     For the purposes of this Contract, the individuals identified below are hereby-designated representatives of the respective parties. Either party may from time to time designate in writing a new or substitute representative(s)

     For the AIJ:                            For the Contractor:
     Name: Miguel A. Rivera                  Name: Ramon Horta
     Title: Administrator                    Title: Agent in charge

     Notice:

     All notices required to be given by the parties hereunder shall be given by certified or registered mail or courier to the above named individuals at the addresses set forth below. Either party may from time to time designate in writing a substitute person (s) or address to which such notices shall be sent:

     To the ADMINISTRATOR:                   To the CONTRACTOR:
     P.O. Box 19175                          Calle Amapola Final
     Fernandez Juncos Sta.                   Condominio Playamar, Apt. 14-B
     San Juan, P. R. 00910                   Isla Verde, P.R. 00979

                              GENERAL PROVISIONS

     TWENTIETH: Contract General Clauses: The following clauses apply to this contract. In some instances, these general clauses have been expanded upon in other sections of this contract. To the extent that other provisions of the contract provide more specificity than these general clauses, the more specific provision shall control.

     TWENTY-FIRST: Beneficiary: Except as herein specifically provided otherwise, this contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. It is expressly understood and agreed that the enforcement of the terms and conditions of this contract and all rights of action relating to such enforcement shall be strictly reserved to the Administrator and the named Contractor. Nothing contained in this agreement shall give or allow any claim or right of action whatsoever by any such person or entity, other than the Administrator or the Contractor, receiving services or benefits under this agreement shall be deemed an incidental beneficiary only.

     TWENTY-SECOND: Liability Insurance/Fidelity Coverage-Contractor: During the term of this contract, and any extension(s) hereof, Contractor agrees that it will keep in force an insurance policy or policies, issued by a company authorized to do business in the Government of Puerto Rico, in the kinds and minimum amounts specified below, unless specifically waived herein. In the event of cancellation of any such coverage, the Contractor shall immediately notify the Administrator of such cancellation.

     The Contractor will maintain at least one million dollars
($1,000,000.00) per person, three million dollars ($3,000,000.00) per incident, five million dollars ($5,000,000.00) aggregate-comprehensive and general liability, including civil rights, business, liability and professional malpractice, personal property insurance; and at least one million dollars ($1,000,000.00) automobile liability, worker's compensation per statute, and other insurance during the course of this Contract.

     The Administrator shall be named as an additional insured on all liability policies. The insurance shall include provisions preventing cancellation without thirty (30) calendar day's prior written notice to the Administrator by certified mail. The Contractor shall provide certificates of adequate insurance coverage to the Administrator within ten (10) working days of receipt of award, unless otherwise provided.

     The Contractor shall provide such other insurance as may be required by law, or in a specific solicitation.

     TWENTY-THIRD: Licenses/Approvals/Insurance: The Contractor certifies that, at the time of entering into this contract, it has currently in effect all necessary licenses, certifications, approvals, insurance, etc, required to properly provide the services and/or supplies covered by this contract including license to operate pharmacy and licenses to supply medicine. Additionally, all employees of the Contractor performing services under this contract shall hold the required license or certification, if any, to perform their responsibilities. Any revocation withdrawal or expiration of necessary license, certification, approval, insurance, etc. required for the Contractor to properly perform this contract, shall be grounds for termination of this contract by the Administrator.

     TWENTY-FOURTH: Record Maintenance: The Contractor shall maintain a complete file of all records, documents, communications, and other materials, which pertain to the operation of the program/project or the delivery of services under this contract. Such files shall be sufficient to properly reflect all direct and indirect cost of labor, materials, equipment, supplies and services, and other cost of whatever nature for which a contract payment was made. These records shall be maintained according to generally accepted accounting principles and shall be easily separable from other Contractor records.

     TWENTY-FIFTH: Records Retention and Availability: All inmates records, documents, communications, and other materials shall be the property of the Administrator. The Contractor shall transfer those documents to Administrator when the contract is terminated; no photocopies will be taken or kept it of those documents by Contractor when the contract is ended.

     TWENTY-SIXTH: Contract Supervision: The Administrator will assign an official representative to oversee compliance with the contract as well as Court Mandates; with the same broad powers and authority of the Court Monitor. Automatic payment adjustments will be levied in the contract supervisor when the provider fails to perform at a minimum standard, does not comply with the Court Orders and Administrator Policies and Procedures, violates local laws, rules and regulations, when minimum staff is not provided, when critical posts are not manned, and upon breach of any contractual clause by the Contractor. Minimum amount of adjustment will be seven hundred fifty dollars ($750.00) a day for the first incident and double that amount per day of violation for same kind of incident thereafter. A repetition of the same kind of incident means an infraction of the same kind of service or lack of it, or acts similar in nature that can be repeated and/or continuous. In the case of critical posts not staffed, the automatic penalty will consist of double the amount of the base salary of the post not covered per shift of noncompliance. All other personnel vacancies double the amount of the base salary per day of vacancy following thirty (30) days from the date it was vacated. In the case of escapes, the adjustment will consist of seven hundred fifty dollars ($750.00) per escape.

     The Administrator will have unlimited access to all files, accounting books and records, tax forms and other governmental requirements as filed, juvenile records and all information relating to the managers, management and operation, personnel, contractors and the juveniles and will provide all information requested by Administrator.

     TWENTY-SEVENTH: Audits: The Contractor authorizes the Administrator or its representatives to perform audits and/or inspections of its records at any reasonable time during the term of this contract and for a period of three (3) years, (unless the Administrator determines a longer time frame is required) following the date of final payment under this contract, to assure compliance with its terms and/or to evaluate the Contractor's performance. Any amounts, which have been paid by the Administrator which, are found to be improper in accordance with other terms of this contract shall be immediately returned to the Administrator or may be received in accordance with other remedies.

     TWENTY-EIGHTH: Confidentiality of Records: The Contractor shall protect the confidentiality of all records and other materials containing personally identifying information that are maintained in accordance with this contract. Except as provided by law, no information in possession of the Contractor about any individual constituent shall be disclosed in a form including identifying information without the prior written policies governing access to, duplication and dissemination of, all such information. The Contractor shall advise its employees, agents and sub-Contractors, if any, that they are subject to these confidentiality requirements. The Contractor shall provide its employees, agents and sub-Contractors, if any, with a copy or written explanation of these confidentiality requirements before access to confidential data is permitted.

     TWENTY-NINTH: Conflict of Interest: During the term of this contract, the Contractor shall not engage in any business or personal activities or practices or maintain any relationship which conflicts in any way with the Contractor fully performing his/her obligation under this contract. Additionally, the Contractor acknowledges that, in governmental contracting, even the appearance of a conflict of interest is ] armful to the interest of the Administrator. Thus, the Contractor agrees to refrain from any practices, activities or relationships which could reasonably be considered to be in conflict with the Contractor's fully performing his/her obligations to the Administrator under the terms of this contract, without the prior written approval of the Administrator. In the event that the Contractor is uncertain whether the appearance of a conflict of interest may reasonably exist, the Contractor shall submit to the Administrator a full disclosure setting forth the relevant details for the Administrator's consideration and direction. Failure to promptly submit a disclosure to the Administrator or to follow the Administrator's directions in regard to the apparent conflict shall be grounds for termination of the contract.

     THIRTIETH: Assignment/Delegation/Subcontracting Except as herein specifically provided otherwise, the duties and obligations of the Contractor arising hereunder cannot be assigned, delegated nor subcontracted except with the express prior written consent of the Administrator. The subcontracts permitted by the Administrator shall be subject to the requirements of this contract, and the Contractor is responsible for all subcontracting arrangements and the delivery of services as set forth in this contract. The Contractor shall be responsible for the performance of any sub-Contractor. Failure of the sub-Contractor to provide services in accordance with the requirements of this contract shall be the responsibility of the Contractor. The Contractor warrants and agrees that any subcontract resulting from its performance under the terms and conditions of this contract, shall include a provision that the said sub-Contractor shall abide by the terms and conditions hereof, as well as all other applicable federal and Commonwealth of Puerto Rico laws, and rules and regulations pertinent hereto that have been or may hereafter be established. Also, the Contractor warrants and agrees that all subcontracts shall include a provision that the sub-Contractor shall indemnify and hold harmless the Administrator. The sub-Contractors must be certified to work on any equipment for which their services are obtained.

     THIRTY-FIRST: Litigation: The Contractor shall promptly notify the Administrator in the event that the Contractor learns of any actual litigation in which it is party defendant in a case, which involves services, provided under this contract. The Contractor, within five (5) calendar days after being served with a summons, complaint, or other pleading which has been filed in any Federal or Commonwealth of Puerto Rico court or administrative agency, shall deliver copies of such document(s) to the Administrator. The term "litigation" includes an assignment for the benefit of creditors, and filings in bankruptcy, reorganization and/or foreclosure.

     THIRTY-SECOND: Disputes: Except as herein specifically provided otherwise, disputes concerning the performance of this contract which cannot be resolved by the designated contract representatives shall be referred in writing to a senior departmental management staff designated by the Administrator and a senior manager designated by the Contractor. Failing resolution at that level, disputes shall be presented in writing to the Administrator and the Contractors chief executive officer for resolution. This Process is not intended to supersede any other process for the resolutions of controversies provided by law.

     THIRTY-THIRD: Remedies: The Administrator or designee may exercise the following remedial actions, in additional to all other remedial actions authorized by law, should he find the Contractor substantially failed to satisfy the scope of the work found in this contract. Substantial failure to satisfy the scope of work shall be defined to mean incorrect or improper activities or inaction by the Contractor. These remedial actions are as follows:

     (a) Withhold payment to the Contractor of portion of work in question until the necessary services or corrections in performances are satisfactorily completed;

     (b) Request the removal from work on the contract of employee(s) and/or agent(s) of the Contractor whom the Administrator or designee justifies as being incompetent, careless, insubordinate, unsuitable, or otherwise unacceptable, or whose continued employment on the contract s/he deems to be contrary to the public interest or not in the best interest of the Administrator;

     (c) Deny payment or recover reimbursement for those services or deliverables which have not been performed and which due to circumstances caused by the Contractor cannot be performed or if performed would be of no value to the Administrator. Denial of the amount of payment shall be reasonably related to the amount of work or deliverables lost to the Administrator;

     (d) Incorrect payments to the Contractor due to omission, error, fraud, and/or misappropriation may be recovered from the Contractor by deduction from subsequent payments under this contract or other contracts between the Administrator and the Contractor, or by the AIJ as a debt due to the AIJ or otherwise as provided by law.

     THIRTY-FOURTH: Payments of Fines: Contractor will be responsible for any payments of fines, imposed by any administrative agency or court of law with jurisdiction, as a result of a violation to the stipulations in Civil Case No. 94-2080 (U.S. v. Commonwealth) or any other federal or state rule in the management of the program the Contractor establishes as a result of this agreement.

     THIRTY-FIFTH: Integration of Understandings: This contract is intended as the complete integration of all understandings between the parties. No prior or contemporaneous addition, deletion, or amendment hereto shall have any force or effect whatsoever, unless embodied herein in writing. No subsequent novation, renewal, addition, deletion, or other amendment hereto shall have any force or effect unless embodied in a written contract executed and approved pursuant to the Commonwealth of Puerto Rico Fiscal Rules.

     THIRTY-SIXTH: Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Puerto Rico. In the event that a dispute arises with respect to any of the provisions herein contained or any other matter affecting the relationship between Administrator and Contractor, it shall be resolved by the Courts of Puerto Rico. The Administrator will select the jurisdiction. All reasonable attorneys' fees and associated expenses shall be awarded to the prevailing party.

     THIRTY-SEVENTH: Severability: In the event any provision hereof shall be modified or held ineffective by any court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions of this Agreement.

     THIRTY-EIGHTH: Nondiscrimination: Both parties shall prohibit discrimination based on race, creed, color, age, sex, national origin, social status or disability.

     THIRTY-NINTH: Income Tax: Contractor certifies and guarantees, at the signature of this contract, that it does not have any debt with the Treasury Department of the Commonwealth of Puerto Rico.

     Contractor certifies and guarantees that it was recently established. Therefore, it has not filed income tax reports for the past five- (5) years. A sworn declaration indicating the reason for not been obligated to render income tax returns for the past five years is attached as Exhibit. Contractor knows this is an essential element of the contract and to state untrue information is enough for the Contractor to cancel the contract.

    FORTIETH: Double Compensation: Contractor certifies that it does not receive any kind of salary, compensation or payment for services rendered under a regular job relationship or that it occupies a position in the Commonwealth of Puerto Rico, in any of its departments, municipalities or agencies. Contractor understands that the action of accepting a regular job by any of its agents in any departments, agencies or municipalities under the jurisdiction of the Commonwealth of Puerto Rico will constitute a violation of this contract and will cause the immediate termination of the contract relationship. Contractor certifies that it does not have another contract relationship for its services with any other department, agency, municipality, or instrumentality of the Commonwealth of Puerto Rico. If it has another contract, Contractor certifies that it does not constitute a conflict of interest with this contract.

     FORTY-FIRST: Drug Detection: Contractor's representatives will participate in the program for drug and substance abuse detection implemented by the Contractor.

     FORTY-SECOND: Labor Law: Contractor is an employer and has certification from the Department of Labor and Human Resources indicating that it has no unemployment insurance or State Insurance Fund debts. The Contractor knows and accepts that this is an essential condition to the present contract and that offering untrue information is sufficient cause for the Contractor to cancel the contract. In such event, the Contractor will return all the payments received from the first party under this contract.

     The parties stipulate that this contract does not constitute an employment or job relationship, between Contractor's employees and the Contractor. Contractor will be responsible for all deduction prescribed by law of their employees. Contractor will notify the Treasury Department of the Commonwealth of Puerto Rico the amount paid to its employees and will be responsible for rendering appropriate Federal Social Security Tax Forms. Contractor agrees that its employees are not entitled to regular vacation time, sick leave, compensatory time, Christmas Bonus, or any other kind of privileges or benefits that apply to regular employees of the Contractor.

     FORTY-THIRD: Services: Both parties agree that no service will be rendered under this contract until both parties have signed it and no services will be rendered after the termination of the same contract, unless an amendment has been signed by both parties extending the life of the present contract. Payments will not be made if this clause is violated. Any employee or of official of the Contractor that requests services or accepts such services will be doing so without the authority of the Contractor and in violation of the present clause.

     Any replacement equipment, furnishing and supplies required during the term of the contract will be the sole responsibility of the Contractor.

     FORTY-FOURTH: Salvation Clause: Unless there is a showing of impossibility by the Contractor, an Act of God, or other situations that reasonably prohibit compliance with the terms of this contract, Contractor agrees to build and operate the facility within the terms and standards contained in this contract and the accepted Revised Contractor's Proposal. The government's liability under this contract will be limited to the amounts specified in the price sections of the Request for Proposal and the accepted Revised Contractor's Proposal. Neither the Administrator nor the Contractor will be held responsible for non-performance or delays caused by Acts of God, vandalism, war or other conditions beyond their control.

     FORTY-FIFTH: Hold Harmless: Contractor shall indemnify and save the Administrator, the Government of Puerto Rico and its offices, agents, agencies and employees harmless from and against: (a) any and all claims arising from the operation, maintenance, and management services including without limitation, any and all claims arising from (i) any breach or default on the part of the Contractor in the performance or lack of performance with the terms hereof, (ii) any act of negligence of the Contractor, or any of its agents, subcontractors, servants, employees, or licensees, and (iii) any accident, injury, or damage whatsoever caused to any person including violation of civil rights, and (b) costs, reasonable attorney's fees, expenses and liabilities incurred in or about any such claim, action, or proceeding brought thereon.

     In case any action or proceeding is brought against Administrator or the Government by reason of any such claim, Contractor, upon notice from the Administrator or the Government, shall defend against such action with counsel satisfactory to Administrator. The aforementioned indemnification shall not be affected by a claim that negligence of the Government, Administrator or its respective officers, agents, contractors, employees, or licensees contributed in part to the loss or damage indemnified against. Said indemnification shall not apply to injury, agents, or independent contractors (other than Contractor) who are directly responsible to Administrator.

     FORTY-SIXTH: Possession: The Contractor agrees that immediately upon the signature of this contract it will enter in possession of the real estate and within one hundred twenty (120) days from said date it will hire and train personnel to operate the facility. No time extension will be granted.

     FORTY-SEVENTH : Negligence: The Administrator will assume not responsibility for any negligence or criminal conduct perform or incurred by the Contractor or an employees. In the case of such conduct the Contractor will be committed to take corrective action based on its on investigation or the one conducted by the Administrator. The corrective action taken by the Contractor will always be oriented toward to the welfare of the minors.

     FORTY-EIGHTH: Isolation: The Administrator's Panel will be entitled to authorize the Isolation of inmates following policies and procedures manual previously submitted by the Contractor and approved by Administrator and

     FORTY-NINTH: Hiring: The Contractor is committed to conducting background investigation prior to hiring employees. The result of such investigation will be submitted to Administrator for final approval prior to hiring.
Administrator may decline to approve hiring without giving any reason about its decision, unless an issue of discrimination is raised by candidate.

     FIFTIETH: Advertising: The Contractor will not place any outside sign of CSC in the Metropolitan Center. Both parties agree that Contractor will not communicate with any media and will not give any information to media without a previously written authorization of Administrator.

     FIFTY-FIRST: Alterations: No alteration, changes or modifications to the real state will be made by Contractor without previously written authorization from Administrator.

     THE PARTIES after reviewing, reading and understanding the contents of this document state that it reflects the agreement between them. Therefore, they consummate this contract and in virtue of it shall be obligated to its compliance.

This 6th day of February 1998, at San Juan, P. R.


MIGUEL A. RIVERA                        JAMES F. SLATTERY
Administrator                           President and CEO
Juvenile Institutions Administration    CSC MANAGEMENT DE PUERTO RICO



(TWO OF THREE DOCUMENTS)


                            COMMONWEALTH OF PUERTO RICO
                       JUVENILE INSTITUTIONS ADMINISTRATION
                               SAN JUAN, PUERTO RICO

                       REHABILITATION OF (3) LIVING MODULES
                                    CONTRACT

                                     APPEAR


     PARTY OF THE FIRST PART: The JUVENILE INSTITUTIONS ADMINISTRATION, represented in this agreement, under the power vested by the Act of August 5, 1988, No. 154, known as the "Organic Act of Juvenile Institutions
Administration', by its Administrator, Miguel Angel Rivera, of legal age, married and resident of Trujillo Alto, Puerto Rico, hereinafter referred to as the ADMINISTRATOR.

     PARTY OF THE SECOND PART: CSC Management de Puerto Rico, tax identification number 66-0548275, represented in this act by James F. Slattery, President and CEO, married and resident of Florida, hereinafter referred to as CONTRACTOR.

     BOTH PARTIES assure that they have the necessary legal capacity to execute this contract; wherefore they freely and voluntarily:

                                 STATE, THAT

     ARTICLE 1 Statement of Work: CONTRACTOR shall furnish all labor, equipment, materials and services or as otherwise indicated, for rehabilitation of the Orange Module, Yellow Module and Green Module described as follows; all in strict accordance with the contract documents, the Request for Proposal as amended, the General, Special and Supplementary Conditions of the Government as amended, as well all local and Federal laws, rules and regulations. Contract documents are made a part hereof and listed in Article 7 of this contact.

     ARTICLE 2: Contract Price: For the performance of the Work described in
Article 1 of this contract, the ADMINISTRATOR shall pay to the CONTRACTOR the lump sum amount of six million two hundred thirty eight seventy six dollars ($6,238,076.00). The payment will be disbursed from the account number 98-397-072-03-081 in the term of this fiscal year. For the purposes of this contract a fiscal year will be from July lst, 1997 to June 30TH, 1998.

     ARTICLE 3: Change Orders: No change orders and time extensions will be granted for this Contract, under any circumstances, since the Contractor will have full rehabilitation responsibilities.

     ARTICLE 4: Time for Completion: Rehabilitation of Module Green shall be completed within one hundred twenty (120) calendar days, from the date of Notice to Proceed to Modules Blue and Green, knows as PHASE 1. Following the Rehabilitation of Module Green, the operator shall proceed to transfer inmates from Yellow to Green and commence all construction work to be completed within ninety (90) days from the date of Notice to Proceed on Module Yellow, knows as PHASE 2. Following the Rehabilitation of Module Yellow, the operator shall proceed to transfer inmates from Green to Yellow and from Orange to Green, and commence all works to be completed within ninety (90) days from the date of Notice to Proceed on Module Orange, knows as PHASE 3.

     ARTICLE 5: Equipment i Contractor is strongly encouraged to order all equipment for the three (3) Phases during rehabilitation stage to avoid penalties for not meeting the tight time schedule.

     ARTICLE 6: Module Capacity: Capacity of the Institution will be ninety-six (96) during Phase l; ninety-five (95) during Phase 2; ninety-four
(94) during Phase 3.

     ARTICLE 7: Liquidated Damages: As actual damages for delay in completion are almost impossible to determine, the Contractor and the Sureties shall be liable for and shall pay to the Administrator the amount of one thousand dollars ($1,000.00), as fixed agreed liquidated damages for each calendar day of delay in the completion of this work not beyond the control of the Contractor, until the work is completed to the satisfaction of the Administrator.

     ARTICLE 8: Hold Harmless Clause: The Contractor shall save the AIJ and the architect harmless from all suits, actions or claims of any nature brought on account of any injuries or damages sustained by any person or persons, including death or property, through these acts or omissions of the Contractor, or of this subcontractors, his agents or servants, in safeguarding the work or through the use of unacceptable or defective workmanship or materials in the project.

     ARTICLE 9: Contract Documents; The Contract Documents consist of the following component parts:

     A. This Agreement, including:

       1.  Performance bond
       2.  Payment Bond
       3.  Evidence of the following insurance coverage required:
           a.  Workmen's Compensation Insurance-Statutory
           b.  Employer's Liability
           c. Comprehensive General and Automobile Liability including Administrator's Protective Liability Insurance (Hold Harmless Clause)
           d.  Builder's Risk
           e.  Agreement between Contractor and Construction Company
           f.  Notice to Proceed

     B. Request for Proposal

     C. Addenda No. 1-2

     D. General Conditions

     E. Special Condition F. Technical Specification

     G. Drawings

     H. Contractor's Proposal dated December 15, 1997 (with Mr. John Stetler and Ms. Patricia Palterfield's notes)

     All documents enumerated in this Article 9 form the Contract, and they are as fully a part of the Contract as if hereto attached or herein repeated. In the event that any provision in any of the parts of this contract conflicts with any provisions of any other component part, the provision in the component part first enumerated in this Article 9 shall govern, except as otherwise specified.

     ARTICLE 10: Schedule for Documents: The Contractor will be present a Preliminary Drawings in forty (40) days after contract award; comments to Preliminary Drawings in ten(10) days after Administrator receive Preliminary Drawings; corrections to Drawings, if any, ten(10) days after Administrator receive comments to Preliminary Drawings; and Final Drawings and Applicable permits, thirty(30) days following Administrator approval of Preliminary Drawings.

     ARTICLE 11: Governing Law This Agreement shall be governed by and construed in accordance with the laws of Puerto Rico. In the event that a dispute arises with respect to any of the provisions herein contained or any other matter affecting the relationship between Contractor and Administrator, it shall be resolved by the Courts of Puerto Rico. The Administrator will select the jurisdiction. All reasonable attorneys' fees and associated expenses shall be awarded to the prevailing party.

     ARTICLE 12: Severability, In the event any provision hereof shall be modified or held ineffective by any court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions of this Agreement.

     ARTICLE 13: Nondiscrimination: Both parties shall prohibit discrimination based on race, creed, color, age, sex, national origin, social status or disability.

     ARTICLE 14: Income Tax: Contractor certifies and guarantees, at the signature of this contract, that it does not have any debt with the Treasury Department of the Commonwealth of Puerto Rico. Contractor certifies and guarantees that it was recently established. Therefore, it has not filed income tax reports for the past five- (5) years. A sworn declaration indicating the reason for not been obligated to render income tax returns for the past five years is attached as Exhibit. Contractor knows this is an essential element of the contract and to state untrue information is enough for the administrator to cancel the contract.

     ARTICLE 15: Double Compensation; Contractor certifies that it does not receive any kind of salary, compensation or payment for services rendered under a regular job relationship or that it occupies a position in the Commonwealth of Puerto Rico, in any of its departments municipalities or agencies. Contractor understands that the action of accepting a regular job by any of its agents in any departments, agencies or municipalities under the jurisdiction of the Commonwealth of Puerto Rico will constitute a violation of this contract and will cause the immediate termination of the contract relationship. Contractor certifies that it does not have another contract relationship for its services with any other department, agency, municipality, or instrumentality of the Commonwealth of Puerto Rico. If it has another contract, Contractor certifies that it does not constitute a conflict of interest with this contract.

     ARTICLE 16; Drug Detection; Contractor's representatives will participate in the program for drug and substance abuse detection implemented by the Administrator.


     ARTICLE 17; Labor Law; Contractor is an employer and has certification from the Department of Labor and Human Resources indicating that it has no unemployment insurance or State Insurance Fund debts. The Contractor knows and accepts that this is an essential condition to the present contract and that offering untrue information is sufficient cause for the administrator to cancel the contract. In such event, the Contractor will return all the payments received from the first party under this contract.

     The parties stipulate that this contract does not constitute an employment or job relationship, between Contractor's employees and the Administrator. Contractor will be responsible for all deduction prescribed by law of their employees. Contractor will notify the Treasury Department of the Commonwealth of Puerto Rico the amount paid to its employees and will be responsible for rendering appropriate Federal Social Security Tax Forms. Contractor agrees that its employees are not entitled to regular vacation time, sick leave, compensatory time, Christmas Bonus, or any other kind of privileges or benefits that apply to regular employees of the Administrator.

     ARTICLE 18: Nondelegation; The present contract can not be transferred to any person, natural or legal, without a previous agreement and the consent of the Administrator.

     ARTICLE 19: Conflict of Interest; The parties certify that no employee, officer or direct member of the immediate family of the Administrator's personnel has direct or indirect economic interest in the present contract.

     ARTICLE 20: Both parties agree that no service will be rendered under this contract until both parties have signed it and no services will be rendered after the termination of the same contract, unless an amendment has been signed by both parties extending the life of the present contract. Payments will not be made if this clause is violated. Any employee or official of the Administrator that requests services or accepts such services will be doing so without the authority of the Administrator and in violation of the present clause.

     Any replacement equipment, furnishing and supplies required during the term of the contract would be the sole responsibility of the Contractor.

     ARTICLE 21: Salvation Clause: Neither the Government nor the Contractor will be held responsible for non-performance or delays caused by Acts of God, natural disasters, vandalism, war or other conditions beyond their control.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed in four original counterparts this 6th day of February in the year nineteen hundred ninety eight.


(THREE OF THREE DOCUMENTS)


                            COMMONWEALTH OF PUERTO RICO
                       JUVENILE INSTITUTIONS ADMINISTRATION
                               SAN JUAN, PUERTO RICO

                      METROPOLITAN JUVENILE TREATMENT CENTER
                               DESIGN/BUILD CONTRACT

                                       APPEAR


     PARTY OF THE FIRST PART: The JUVENILE INSTITUTIONS ADMINISTRATION, represented in this agreement, under the power vested by the Act of August 5, 1988, No. 154, known as the "Organic Act of Juvenile Institutions
Administration', by its Administrator, Miguel Angel Rivera, of legal age, married and resident of Trujillo Alto, Puerto Rico, hereinafter referred to as the ADMINISTRATOR

     PARTY OF THE SECOND PART: CSC Management de Puerto Rico, tax identification number 66-0548275, represented in this act by James F. Slattery, President and CEO, married and resident of Florida, hereinafter referred to as CONTRACTOR

     BOTH PARTIES assure that they have the necessary legal capacity to execute this contract; wherefore they freely and voluntarily:

                                     STATE, THAT

     ARTICLE 1 Statement of Work: CONTRACTOR shall furnish all labor, equipment, materials and services or as otherwise indicated, for the design and construction of the blue Module described as follows; conversion from a living module to a Vocational/Programs area all in strict accordance with the contract documents, the Request for Proposal as amended, the General, Special and Supplementary Conditions of the Government as amended, as well all local and Federal laws, rules and regulations. Contract documents are made a part hereof and listed in Article 7 of this contact.

     ARTICLE 2: Contract Price: For the performance of the Work described in
Article 1 of this contract, the ADMINISTRATOR shall pay to the CONTRACTOR the lump sum amount of two million two thousand eighteen five hundred eight dollars ($ 2,218,508.00). The payment will be disbursed from the account number 98-397-072-03-081 in the term of this fiscal year. For the purposes of this contract a fiscal year will be from July lst, 1997 to June 30th, 1998.

     ARTICLE 3: Change Orders: This Contract is not subject to Change Orders since full Design and Construction work is the sole responsibility of the Contractor.

     ARTICLE 4: Time for Completion: The Contractor shall commence work under this Contract on a date to be specified in a written order by the Administrator and shall obtain final completion of all work thereunder within 150 consecutive days computed from the date stated in the Notice to Proceed ordered to the Contractor (January 14,1998)

     ARTICLE 5: Liquidated Damages: As actual damages for delay in completion are almost impossible to determine, the Contractor and the Sureties shall be liable for and shall pay to the Administrator the amount of one thousand dollars ($1,000.00), as fixed agreed liquidated damages for each calendar day of delay in the completion of this work not beyond the control of the Contractor, until the work is completed to the satisfaction of the Administrator.

     ARTICLE 6: Hold Harmless Clause: The Contractor shall save the AIJ and the architect harmless from all suits, actions or claims of any nature brought on account of any injuries or damages sustained by any person or persons, including death or property, through these acts or omissions of the Contractor, or of this subcontractors, his agents or servants, in safeguarding the work or through the use of unacceptable or defective workmanship or materials in the project.

     ARTICLE 7: Contract Documents; The Contract Documents consist of the following component parts:

     A. This Agreement, including:

        1. Performance bond
        2. Payment Bond
        3. Evidence of the following insurance coverage required:
           a. Workmen's Compensation Insurance-Statutory
           b. Employer's Liability
           c. Comprehensive General and Automobile Liability including Administrator's
              Protective Liability Insurance (Hold Harmless Clause)
           d. Builder's Risk
           e. Installation Floater
           f. Architect's error's and omission policy
           g. Agreement between Contractor and Construction Company
           h. Notice to Proceed

     B. Request for Proposal
     C. Addendum No. 1-2
     D. General Conditions
     E. Special Condition
     F. Technical Specification ( only general conditions of government contract)
     G. Drawings
     H. Contractor's Proposal dated December 15, 1997 (with Mr. John Stetler and
        Ms. Patricia Palterfield's notes)

All documents enumerated in this Article 7 form the Contract, and they are as fully a part of the Contract as if hereto attached or herein repeated. In the event that any provision in any of the parts of this contract conflicts with any provisions of any other component part, the provision in the component part first enumerated in this Article 7 shall govern, except as otherwise specified.

     ARTICLE 8: Governing Law This Agreement shall be governed by and construed in accordance with the laws of Puerto Rico. In the event that a dispute arises with respect to any of the provisions herein contained or any other matter affecting the relationship between Contractor and Administrator, it shall be resolved by the Courts of Puerto Rico. The Administrator will select the jurisdiction. All reasonable attorneys' fees and associated expenses shall be awarded to the prevailing party.

     ARTICLE 9: Severability, In the event any provision hereof shall be modified or held ineffective by any court in any respect, such adjudication shall not invalidate or render ineffective the balance of the provisions of this Agreement.

     ARTICLE 10: Nondiscrimination: Both parties shall prohibit discrimination based on race, creed, color, age, sex, national origin, social status or disability.

     ARTICLE 11: Income Tax: Contractor certifies and guarantees, at the signature of this contract, that it does not have any debt with the Treasury Department of the Commonwealth of Puerto Rico. Contractor certifies and guarantees that it was recently established. Therefore, it has not filed income tax reports for the past five- (5) years. A sworn declaration indicating the reason for not been obligated to render income tax returns for the past five years is attached as Exhibit. Contractor knows this is an essential element of the contract and to state untrue information is enough for the administrator to cancel the contract.

     ARTICLE 12: Double Compensation; Contractor certifies that it does not receive any kind of salary, compensation or payment for services rendered under a regular job relationship or that it occupies a position in the Commonwealth of Puerto Rico, in any of its departments, municipalities or agencies. Contractor understands that the action of accepting a regular job by any of its agents in any departments, agencies or municipalities under the jurisdiction of the Commonwealth of Puerto Rico will constitute a violation of this contract and will cause the immediate termination of the contract relationship. Contractor certifies that it does not have another contract relationship for its services with any other department, agency, municipality, or instrumentality of the Commonwealth of Puerto Rico. If it has another contract, Contractor certifies that it does not constitute a conflict of interest with this contract.

     ARTICLE 13; Drug Detection; Contractor's representatives will participate in the program for drug and substance abuse detection implemented by the Administrator.

     ARTICLE 14; Labor Law; Contractor is an employer and has certification from the Department of Labor and Human Resources indicating that it has no unemployment insurance or State Insurance Fund debts. The Contractor knows and accepts that this is an essential condition to the present contract and that offering untrue information is sufficient cause for the administrator to cancel the contract. In such event, the Contractor will return all the payments received from the first party under this contract.

     The parties stipulate that this contract does not constitute an employment or job relationship, between Contractor's employees and the Administrator. Contractor will be responsible for all deduction prescribed by law of their employees. Contractor will notify the Treasury Department of the Commonwealth of Puerto Rico the amount paid to its employees and will be responsible for rendering appropriate Federal Social Security Tax Forms. Contractor agrees that its employees are not entitled to regular vacation time, sick leave, compensatory time, Christmas Bonus, or any other kind of privileges or benefits that apply to regular employees of the Administrator.

     ARTICLE 15: Nondelegation; The present contract can not be transferred to any person, natural or legal, without a previous agreement and the consent of the Administrator.

     ARTICLE 16: Conflict of Interest; The parties certify that no employee, officer or direct member of the immediate family of the Administrator's personnel has direct or indirect economic interest in the present contract.

     ARTICLE 17: Both parties agree that no service will be rendered under this contract until both parties have signed it and no services will be rendered after the termination of the same contract, unless an amendment has been signed by both parties extending the life of the present contract. Payments will not be made if this clause is violated. Any employee or official of the Administrator that requests services or accepts such services will be doing so without the authority of the Administrator and in violation of the present clause. Any replacement equipment, furnishing and supplies required during the term of the contract would be the sole responsibility of the Contractor.

     ARTICLE 18: Salvation Clause: Neither the Government nor the Contractor will be held responsible for non-performance or delays caused by Acts of God, natural disasters, vandalism, war or other conditions beyond their control.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed in four original counterparts this 6th day of February in the year nineteen hundred ninety eight.



MIGUEL A. RIVERA                        JAMES F. SLATTERY

Administrator                           President and CEO
Juvenile Institutions Administration    CSC MANAGEMENT DE PUERTO RICO